ARTICLES OF INCORPORATION

                                       OF

                            PRECISION AUTO CARE, INC.



         The undersigned, pursuant to Chapter 9, Title 13.1 of the Code of Virginia, hereby states as follows:


                                    ARTICLE I
                                      NAME

         The name of the corporation (hereinafter called the "Corporation") is PRECISION AUTO CARE, INC.


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the Corporation's registered office in the Commonwealth of Virginia is 1751 Pinnacle Drive, Suite 500, McLean, Virginia 22102, which is located in the County of Fairfax. The name of the Corporation's registered agent, whose business address is the same as the address of the registered office of the Corporation, is Randall K. Bowen, and who is a resident of Virginia and a member of the Virginia State Bar.


                                   ARTICLE III
                               PURPOSE AND POWERS

         The purpose or purposes for which the Corporation is organized are:

         To engage in the business of after-market automobile repair and maintenance and franchising in respect thereto, and of providing related services; and

         To engage in any other lawful act or activity for which a corporation may be organized under the Virginia Stock Corporation Act.


                                   ARTICLE IV
                           AUTHORIZED SHARES OF STOCK

         SECTION 1. Capitalization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, divided into two




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classes consisting of Nineteen Million (19,000,000) shares of Common Stock, par value $.01 per share ("Common Stock"), and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more series and, in connection with the creation of any such series, to determine and fix by the resolution or resolutions amending the Articles of Incorporation of the Corporation providing for the issuance of shares thereof:

                  (a) the distinctive designation of such series, the number of shares which shall constitute such series and the stated value thereof, if different from the par value thereof;

                  (b) the dividend rate, the times of payment of dividends on the shares of such series, whether dividends shall be cumulative, and, if so, from what date or dates, and the preference or relation which such dividends will bear to the dividends payable on any shares of stock of any other class or any other series of that class;

                  (c) the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

                  (d) whether or not the shares of such series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                  (e) whether or not the shares of such series shall be convertible into, or exchangeable for, any other shares of stock of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (f) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up or upon any distribution of the assets, of the Corporation;

                  (g) whether or not the shares of such series shall have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series in any respect, or (iii) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of such series, and the terms of


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any such restrictions, or any other restriction with respect to shares of any other class or series on parity with or ranking junior to the shares of such series in any respect;

                  (h) whether such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited; and

                  (i) any other powers, preferences, privileges, and relative participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

         The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if any, shall be cumulative.

         SECTION 2. Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

         SECTION 3. No Preemptive Rights. No holder of shares of any class or series of stock of the Corporation shall have any preemptive right to purchase or subscribe to (a) any shares of any class or series of stock of the Corporation, whether now or hereafter authorized, (b) any warrants, rights, or options to purchase any such stock, or (c) any securities or obligations convertible into any such stock or into warrants, rights, or options to purchase any such stock.




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                                    ARTICLE V
                          REDEMPTION OF CONTROL SHARES

         The corporation may, in its sole discretion, redeem shares of Corporation stock to which Sections 13.1-728.1 through 13.1-728.9 of the Code of Virginia apply in accordance with Section 13.1-728.7 of the Code of Virginia.


                                   ARTICLE VI
                               BOARD OF DIRECTORS

         SECTION 1. Number. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than 10 nor more than 20 persons. Initially, the number of directors shall be
11. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time solely by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

         SECTION 2. Terms. The directors other than those who may be elected by the holders of any Preferred Stock then outstanding, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1998 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1999 Annual Meeting of Stockholders and the term of office of the third class to expire at the 2000 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

         SECTION 3. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

         SECTION 4. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall only be filled by a majority vote of the directors then in office (or by the sole remaining director), and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have


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been elected expires. No decrease in the number of directors constituting the
Board of Directors shall shorten the term of any incumbent director.

         SECTION 5. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


                                   ARTICLE VII
                               STOCKHOLDER ACTION

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.


                                  ARTICLE VIII
                                BYLAW AMENDMENTS

         The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing, Bylaws adopted by the stockholders shall be made, altered, amended or repealed and Bylaws adopted by the Board of Directors shall be altered, amended or repealed and provisions inconsistent therewith shall be adopted only with the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.




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                                   ARTICLE IX
                                  AMENDMENTS TO
                            ARTICLES OF INCORPORATION

         Notwithstanding any other provisions of the Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, ARTICLES V, VI, VII, VIII, this ARTICLE IX or ARTICLE X of these Articles of Incorporation.


                                    ARTICLE X
                LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS
                        AND INDEMNIFICATION AND INSURANCE

         SECTION 1. Elimination of Certain Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer to the full extent permitted by the Virginia Stock Corporation Act.

         SECTION 2.                 Indemnification and Insurance.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Virginia Stock Corporation Act, as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such


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person in connection therewith and such indemnification shall continue as to a person who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right of indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Virginia Stock Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (b) Right of Claimant to Bring Suit. If a claim under Paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Virginia Stock Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the disinterested members of its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Virginia Stock Corporation Act, nor an actual determination by the Corporation (including the disinterested members of its Board of Directors, independent legal counsel, or its stockholders) that the claimant


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has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Virginia Stock Corporation Act.


         IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation this ____ day of April, 1997.



                                             By:________________________________
                                                 Name:  Randall K. Bowen
                                                 Title: Incorporator



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